Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, David M. Foulkes, Chief Executive Officer of Brunswick Corporation, certify that: (i) Brunswick Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in Brunswick Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

BRUNSWICK CORPORATION
February 14, 2025	By:	/s/ DAVID M. FOULKES
David M. Foulkes
Chief Executive Officer